UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2005

AMF BOWLING WORLDWIDE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12131	13-3873272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7313 Bell Creek Road

Mechanicsville, Virginia 23111

(804) 730-4000

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On October 7, 2005, AMF Bowling Worldwide, Inc. (the “Company”) completed the formation of its previously announced joint venture (the “Joint Venture”) with Italian-based Qubica, S.p.A. (“Qubica”). The Company contributed to the Joint Venture the equity of its subsidiary formerly known as AMF Bowling Products, LLC and substantially all of the other subsidiaries that conducted its Bowling Products business (collectively, the “Products Business”) in exchange for a 50% equity interest in the Joint Venture. The shareholders of Qubica contributed to the Joint Venture the equity of Qubica and its subsidiaries in exchange for a 50% equity interest in the Joint Venture. A more detailed description of the transactions related to the formation of the Joint Venture is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2005.

In connection with its formation, the Joint Venture entered into a Credit Agreement (the “Credit Agreement”) with a certain lender which, subject to certain conditions, permits the Joint Venture to borrow up to $30 million for its operations from time to time. If not sooner repaid, the Joint Venture’s obligations under the Credit Agreement will become fully due and payable on October 7, 2010. Pursuant to the Credit Agreement, the Joint Venture granted the lender mortgages and security interests in a significant portion of the assets of the Joint Venture.

Exhibit 99.1 hereto contains pro forma financial information reflecting the effect of the contribution of the Products Business by the Company to the Joint Venture. Financial information with respect to the contribution of Qubica’s business to the Joint Venture is not readily available, and therefore the complete pro forma financial information regarding the Company’s 50% equity interest in the Joint Venture is not included but will be filed or reflected in the Company’s reports at a later date.

John Walker, who was the President of the Products Business, is the chief executive officer of the Joint Venture. The headquarters of the Joint Venture will be at the present offices of the Products Business, 8100 AMF Drive, Mechanicsville, Virginia.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The pro forma financial information required by 9.01 (b) is attached at Exhibit 99.1.

(c) Exhibits.

99.1 Pro Forma Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMF BOWLING WORLDWIDE, INC.

/s/ Frederick R. Hipp
Frederick R. Hipp
President and Chief Executive Officer

Date: October 13, 2005

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